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                                                                EXHIBIT 3.8



                                                                SCHEDULE A


                           ARTICLES OF ASSOCIATION
                                      OF
                         3001422 NOVA SCOTIA COMPANY



                                INTERPRETATION




1. In these Articles, unless there be something in the subject or context inconsistent therewith:


     (1)    "Act" means the Companies Act (Nova Scotia);

     (2) "Articles" means these Articles of Association of the Company and all amendments hereto;

     (3)    "Company" means 3001422 Nova Scotia Company;

     (4)    "director" means a director of the Company;

     (5) "Memorandum" means the Memorandum of Association of the Company and all amendments thereto;

     (6)    "month" means calendar month;

     (7)    "Office" means the registered office of the Company;

     (8)    "person" including a body corporate;

     (9)    "Proxyholder" includes an alternate proxyholder;

     (10) "Register" means the register of members kept pursuant to the Act, and where the context permits includes a branch register of members;

     (11)   "Registrar" means the Registrar as defined in the Act;

     (12) "Secretary" includes any person appointed to perform the duties of the Secretary temporarily;

     (13) "shareholder" means member as that term is used in the Act in connection with an unlimited company having share capital;

     (14)   "special resolution" has the meaning assigned by the Act;

     (15) "in writing" and "written" include printing, lithography and other modes of representing or reproducing words in visible form;

     (16) words importing number or gender include all numbers and genders unless the context otherwise requires;

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2.   The regulations in Table A in the First Schedule to the Act shall not apply to the Company.



3 . The directors may enter into and carry into effect or adopt and carry into effect any agreement made by the promoters of the Company on behalf of the Company and may agree to any modification in the terms of any such agreement, either before or after its execution.



4. The directors may, out of the funds of the Company, pay all expenses incurred for the incorporation and organization of the Company.



5. The Company may commence business as soon after incorporation as the directors think fit, notwithstanding that part only of the shares has been allotted.

                                   SHARES



6. The Company is authorized to issue One Hundred Thousand (100,000) common shares without nominal or par value.



7. The directors shall control the issue of shares and, subject to the provisions of these Articles, may allot shares from the Treasury of the Company to such persons at such times, on such terms and conditions and, if the shares have a par value, either at a premium or at par, as they think fit.



8. Save as herein otherwise provided, the Company may treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or required by statute, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

                                  CERTIFICATES

9. Certificates of title to shares shall comply with the Act and may otherwise be in such form as the directors may from time to time determine. Every certificate of title to shares shall be signed manually by at least one of the Chairman, President, Secretary, treasurer, a vice-president, an assistant secretary, any other officer of the Company or any director of the Company. All such certificates when signed as provided in this Article shall be valid and binding upon the Company.



10. Except as the directors may determine, each director's shares may be evidenced by any number of certificates so long as the aggregate of the shares stipulated in such certificates equals the aggregate registered in the name of the shareholder.




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11.  Any certificate that has become worn, damaged or defaced may, upon its surrender to the directors, be cancelled and replaced by a new certificate. Any certificate that has become lost or destroyed may be replaced by a new certificate upon proof of such loss or destruction to the satisfaction of the shareholders and the furnishing to the Company of such undertakings of indemnity as the directors deem adequate.



                      PROHIBITION ON TRANSFER OF SHARES

12.  No share of any class or series shall be transferable except:

     (1) shares issued to individual subscribers to the Memorandum on incorporation which may be transferred on the date of incorporation by depositing the certificates representing such shares at the Office of the Company on the date of incorporation; or


     (2) on the death of a shareholder, that shareholder's shares may be transferred to his or her estate.



     The Company shall decline to register any other purported transfer of shares by any person in any circumstances.



                               PRIVATE COMPANY

13.  The Company is a private company, and:

     (1) no transfer of prescribed securities of the Company, other than a transfer allowed under Article 12 hereof shall be effective;


     (2) the number of holders of issued and outstanding prescribed securities or shares of the Company, exclusive of persons who are in the employment of the Company and exclusive of persons who, having been formerly in the employment of the Company, were, while in that employment, to own at least one prescribed security or share of the Company, shall not exceed 50 in number, two or more persons or companies who are the joint registered owners of one or more prescribed securities or shares being counted as one holder; and



     (3) the Company shall not invite the public to subscribe for any of its securities.



     In this Article, "private company" and "securities" have the meanings ascribed to those terms in the Securities Act (Nova Scotia), and "prescribed security" means any of the securities prescribed by the Nova Scotia Securities


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     Commission from time to time for the purpose of the definition of "private company" in the Securities Act (Nova Scotia).



                       INCREASE AND REDUCTION OF CAPITAL

14. Subject to the Act, the Company may by resolution of its shareholders increase its share capital by the creation of new shares of such amount as it thinks expedient.



15. Subject to the Act and the restrictions on transferability in these Articles, the new shares may be issued upon such terms and conditions and with such rights, privileges, limitations, restrictions and conditions attached thereto as the Company by resolution of its shareholders determines or, if no direction is given, as the directors determine.



16. Except as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained.







                                BORROWING POWERS

17.  The directors on behalf of the Company may:

     (1) raise or borrow money for the purposes of the Company or any of them;



     (2) secure, subject to the sanction of a special resolution where required by the Act, the repayment of funds so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company's real or personal property, or by the issue of bonds, debentures or other securities of the Company secured by mortgage or other charge upon all or any part of the property of the Company, both present and future including its uncalled capital for the time being;


     (3) sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for funds borrowed or to be borrowed for the purposes aforesaid;

     (4)  pledge debentures as security for loans;

     (5)  guarantee obligations of any person.



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18.  Bonds, debentures and other debt securities (but not shares or securities convertible into shares) may be made assignable, free from any equities between the Company and the person to whom such securities were issued.


19. Any bonds, debentures and other securities may be issued at a discount, premium or otherwise and with special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of directors and other matters.



                                GENERAL MEETINGS

20. Ordinary general meetings of the Company shall be held at least once in every calendar year at such time and place as may be determined by the directors and not later than 15 months after the preceding ordinary general meeting. All other meetings of the Company shall be called special general meetings. Ordinary or special general meetings may be held either within or without the Province of Nova Scotia.


21. The President, a vice-president or the directors may at any time convene a special general meeting.


22. At least seven clear days' notice, or such longer period of notice as may be required by the Act, of every general meeting, specifying the place, day and hour of the meeting and, when special business is to be considered, the general nature of such business, shall be given to the shareholders entitled to be present at such meeting by notice given as permitted by these Articles. With the consent in writing of all the shareholders entitled to vote at such meeting, a meeting may be convened by a shorter notice and in any manner they think fit, or notice of the time, place and purpose of the meeting may be waived by all of the shareholders.



23. When it is proposed to pass a special resolution, the two meetings may be convened by the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the requisite majority at the first meeting.



24. The accidental omission to give notice to a shareholder, or non-receipt of notice by a shareholder, shall not invalidate any resolution passed at any general meeting.



                        PROCEEDINGS AT GENERAL MEETINGS

25. The business of an ordinary general meeting shall be to receive and consider the financial statements of the Company and the report of the directors and the report, if any, of the auditors, to elect directors in the place of those retiring


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     and to transact any other business which under these Articles ought to be transacted at an ordinary general meeting.



26. No business shall be transacted at any general meeting unless the requisite quorum is present at the commencement of the business. A corporate shareholder of the Company that has a duly authorized agent or representative present at any such meeting shall, for the purpose of this Article, be deemed to be personally present at such meeting.



27. Two persons, being shareholders, proxyholders or representatives of corporate shareholders, present and entitled to vote shall constitute a quorum for a general meeting, and may hold a meeting.


28. The Chairman shall be entitled to take the chair at every general meeting or, if there be no Chairman, or if the Chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, the President or, failing the President, a vice-president shall be entitled to take the chair. If the Chairman, the President or a vice-president is not present within fifteen (15) minutes after the time appointed for holding the meeting or if all such persons present decline to take the chair, the shareholders present entitled to vote at the meeting shall choose another director as chairman and if no director is present or if all the directors present decline to take the chair, then such shareholders shall choose one of their number to be chairman.



29. If, within half an hour from the time appointed for a general meeting, a quorum is not present, the meeting, if it was convened pursuant to a requisition of shareholders, shall be dissolve; if it was convened in any other way, it shall stand adjourned to the same day, in the next week, at the same time and place. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present shall be a quorum and may hold the meeting.




30. Subject to the Act, at any general meeting a resolution put to the meeting shall be decided by show of hands unless, either before or on the declaration of the result of the show of hands, a poll is demanded by the chairman, a shareholder or a proxyholder; and unless a poll is so demanded, a declaration by the chairman that the resolution has been carried, carried by a particular majority, lost, or not carried by a particular majority and an entry to that effect in the Company's book of proceedings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.



31. When a poll is demanded, it shall be taken in such manner and at such time and place as the chairman directs, and either at once or after an interval or adjournment or otherwise. The result of the poll shall be the resolution of the



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     meeting at which the poll was demanded.  The demand of a poll may be withdrawn. When any dispute occurs over the admission or rejection of a vote, it shall be resolved by the chairman and such determination made in good faith shall be final and conclusive.


32. The chairman shall not have a casting vote in addition to any vote or votes that the chairman has as a shareholder.


33. The chairman of a general meeting may, with the consent of the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting that was adjourned.


34. Any poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith without adjournment.


35. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.


                             VOTES OF SHAREHOLDERS

36.  Subject to the Act

     (1) on a show of hands every shareholder present in person, every duly authorized representative of a corporate shareholder, and, if not prevented from voting by the Act, every proxyholder, shall have one vote; and


     (2) on a poll every shareholder present in person, every authorized representative of a corporate shareholder, and every proxyholder, shall have one vote for every share held;


     whether or not such representative or proxyholder is a shareholder.


37. Votes may be cast either personally or by proxy or, in the case of a corporate shareholder, by a representative duly authorized under the Act.


38. A proxy shall be in writing and executed in the manner provided in the Act. A proxy or other authority of a corporate shareholder does not require its seal.


39. A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Office of the Company or at such other place as the shareholders may direct. The directors may, by resolution, fix a time not


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     exceeding 48 hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting before which time proxies to be used at that meeting must be deposited with the Company at its Office or with an agent of the Company. Notice of the requirement for depositing proxies shall be given in the notice calling the meeting. The chairman of the meeting shall determine all questions as to validity of proxies and other instruments of authority.


40. A vote given in accordance with the terms of a proxy shall be valid notwithstanding the revocation of the proxy provided no intimation in writing of the revocation is received at the Office of the Company before the meeting or by the chairman of the meeting before the vote is given.


41. A resolution, including a special resolution, in writing and signed by every shareholder who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such shareholders at a meeting and satisfies all of the requirements of the Act respecting meetings of shareholders.



                     MODIFICATION OF RIGHTS OF SHAREHOLDERS

42. If at any time the share capital of the Company, by reason of the issue of preference shares or otherwise, is divided into different classes of shares, all or any of the rights and privileges attached to any such class may, whether such shares of the class carry the right to vote, and subject to such additional approvals required by subsection 12(1) of the Third Schedule to the Act, be modified, altered, varied, affected, commuted, abrogated or otherwise dealt with by a resolution passed and confirmed by at least three-fourths in number of the issued shares of the class in the same manner as a special resolution at extraordinary general meetings of the holders of shares of that class, and all the provisions herein contained as to general meetings shall, mutatis mutandis apply to every such meeting, but so that the quorum thereof shall be members holding, or representing by proxy one-fifth in number of the issued shares of the class.



                                 DIRECTORS

43. Unless otherwise determined by resolution of shareholders, the number of directors shall not be less than one or more than ten.


44. Notwithstanding anything herein contained the subscribers to the Memorandum shall be the first directors of the Company.


45. The directors may be paid out of the funds of the Company as remuneration for their service such sums, if any, as the Company may by resolution of its shareholders determine, and such remuneration shall be divided among them in


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     such proportions and manner as the directors determine.  The directors may also be paid their reasonable travelling, hotel and other expenses incurred in attending meetings of directors and otherwise in the execution of their duties as directors.



46.  The continuing directors may act notwithstanding any vacancy in their body.

47. A director may, in conjunction with the office of director, and on such terms as to remuneration and otherwise as the directors arrange or determine, hold any other office or place of profit under the Company or under any company in which the Company is a shareholder or is otherwise interested.



48.  The office of a director shall ipso facto be vacated, if the director:

     (1) becomes bankrupt or makes an assignment for the benefit of creditors;

     (2)  is, or is found by a court of competent
          jurisdiction to be, of unsound mind;

     (3) by notice in writing to the Company, resigns the office of director; or

     (4)  is removed the manner provided by these Articles.



49. No director shall be disqualified by holding the office of director from contracting with the Company, either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any director is in any way interested, either directly or indirectly, be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such director holding that office or of the fiduciary relations thereby established, provided the director makes a declaration or gives a general notice in accordance with the Act. No director shall, as a director, vote in respect of any contract or arrangement in which the director is so interested, and if the director does so vote, such vote shall not be counted. This prohibition may at any time or times be suspended or relaxed to any extent by a resolution of the shareholders and shall not apply to any contract by or on behalf of the Company to give to the directors or any of them any security for advances or by way of indemnity.



                             ELECTION OF DIRECTORS

50. At the dissolution of every ordinary general meeting at which their successors are elected, all the directors shall retire from office and be succeeded by the


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     directors elected at such meeting.  Retiring directors shall be eligible for reelection.



51. If at any ordinary general meeting at which an election of directors ought to take place no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring directors shall continue in office until their successors are elected.



52. The Company may by resolution of its shareholders elect any number of directors permitted by these Articles and may determine or alter their qualification.



53. The Company may, by special resolution or in any other manner permitted by statute, remove any director before the expiration of such director's period of office and may, if desired, appoint a replacement to hold office during such time only as the director so removed would have held office.



54. The directors may appoint any other person as a director so long as the total number of directors does not at any time exceed the maximum number permitted. No such appointment, except to fill a casual vacancy, shall be effective unless two-thirds of the directors concur in it. Any casual vacancy occurring among the directors may be filled by the directors, but any person so chosen shall retain office only so long as the vacating director would have retained it if the vacating director had continued as director.



                             CHAIRMAN OF THE BOARD

55. The directors may elect one of their number to be Chairman and may determine the period during which the Chairman is to hold office. The Chairman shall perform such duties and receive such special remuneration as the directors may provide.



                         PRESIDENT AND VICE-PRESIDENTS

56. The directors shall elect the President of the Company, who need not be a director, and may determine the period for which the President is to hold office. The President shall perform such duties as may be assigned from time to time by the directors.



57. The directors may also elect vice-presidents, who need not be directors, and may determine the periods for which they are to hold office. A vice-president shall, at the request of the president or the directors and subject to the directions of the directors, perform the duties of the president during the absence, illness or incapacity of the President, and shall also perform such duties as may be assigned by the president or the directors.


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                            SECRETARY AND TREASURER

58. The directors shall appoint a Secretary of the Company to keep minutes of shareholders' and directors' meetings and perform such other duties as may be assigned by the directors. The directors may also appoint a temporary substitute for the Secretary who shall, for the purposes of these Articles, be deemed to be the Secretary.

59. The directors may appoint a treasurer of the Company to carry out such duties as the directors may assign.

                                    OFFICERS

60. The directors may elect or appoint such other officers of the Company, having such powers and duties, as they think fit.



61. If the directors so decide the same person may hold more than one of the offices provided for in these Articles.

                            PROCEEDINGS OF DIRECTORS

62. The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings, as they think fit, and may determine the quorum necessary for the transaction of business. Until otherwise determined, one director shall constitute a quorum and may hold a meeting.

63. If all directors of the Company entitled to attend a meeting either generally or specifically consent, a director may participate in a meeting of directors or of a committee of directors by means of such telephone or other communications to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting for purposes of these Articles.

64. Meetings of directors may be held either within or without the Province of Nova Scotia and the directors may from time to time make arrangements relating to the time and place of holding directors' meetings, the notices to be given for such meetings and what meetings may be held without notice. Unless otherwise provided by such arrangements:

          (1) A meeting of directors may be held at the close of every ordinary general meeting of the Company without notice.

          (2) Notice of every other directors' meeting may be given as permitted by these Articles to each director at least two hours before the time fixed for the meeting.



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     (3)     A meeting of directors may be held without formal notice if all the directors are present or if those absent have signified their assent to such meeting or their consent to the business transacted at such meeting.



65. The President or any director may at any time, and the Secretary, upon the request of the President or any director, shall summon a meeting of the directors to be held at the Office of the Company. The
     President, the Chairman or a majority of the directors may at any time, and the Secretary, upon the request of the President, the Chairman or a majority of the directors, shall summon a meeting to be held elsewhere.



66.  (1)     Questions arising at any meeting of directors shall be decided by a majority of votes. The chairman of the meeting may vote as a director but shall not have a second or casting vote.


     (2) At any meeting of directors the chairman shall receive and count the vote of any director not present in person at such meeting on any question or matter arising at such meeting whenever such absent director has indicated by telegram, letter or other writing lodged with the chairman of such meeting the manner in which the absent director desires to vote on such question or matter and such question or matter has been specifically mentioned in the notice calling the meeting as a question or matter to be discussed or decided thereat. In respect of any such question or matter so mentioned in such notice any director may give to any other director a proxy authorizing such other director to vote for such first named director at such meeting, and the chairman of such meeting, after such proxy has been lodged, shall receive and count any vote given in pursuance thereof notwithstanding the absence of the director giving such proxy.



67. If no Chairman is elected, or if at any meeting of directors the Chairman is not present within five minutes after the time appointed for holding the meeting, or declines to take the chair, the President, if a director, shall preside. If the President is not a director, is not present at such time or declines to take the chair, a vice-president who is also a director shall preside. If no person described above is present at such time and willing to take the chair, the directors present shall choose someone of their number to be chairman of the meeting.



68. A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the directors generally.



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69.   The directors may delegate any of their powers to committees consisting of such number of directors as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the directors.



70. The meetings and proceedings of any committee of directors shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the directors insofar as they are applicable and are not superseded by any regulations made by the directors.



71. All acts done at any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of the director or person so acting, or that they or any of them were disqualified, be as valid if every such person had been duly appointed and was qualified to be a director.



72. A resolution in writing and signed by every director who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such directors at a meeting.



73. If any one or more of the directors is called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company or the business thereof, the Company may remunerate the director or directors so doing, either by a fixed sum or by a percentage of profits or otherwise. Such remuneration shall be determined by the directors and may be either in addition to or in substitution for remuneration otherwise authorized by these Articles.



                                   REGISTERS

74. The directors shall cause to be kept at the Company's Office, in accordance with the provisions of the Act, a Register of the shareholders of the Company, a register of the holders of bonds, debentures and other securities of the Company and a register of its directors.


                                   MINUTES


75. The directors shall cause minutes to be entered in books designated for the purpose:

      (1) of all appointments of officers;

      (2) of the names of all directors present at each meeting of directors and of any committees of directors;

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      (3) of all orders made by the shareholders and committees of directors;
          and

      (4) of all resolutions and proceedings of meetings of shareholders and of directors.


      Any such minutes of any meeting of directors or of any committee of directors or of shareholders, if purporting to be signed by the chairman of such meeting or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.



                              POWERS OF DIRECTORS

76. The management of the business of the Company is vested in the directors who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company, but subject nevertheless to the provisions of any statute, the Memorandum or these Articles. No modification of the Memorandum or these Articles shall invalidate any prior act of the directors that would have been valid if such modification had not been made.



77. Without restricting the generality of the terms of any of these Articles and without prejudice to the powers conferred thereby, the directors may:

      (1) take such steps as they think fit to carry out any agreement or contract made by or on behalf of the Company;


      (2) pay costs, charges and expenses preliminary and incidental to the promotion, formation, establishment, and registration of the Company;


      (3) purchase or otherwise acquire for the Company any property, rights or privileges that the Company is authorized to acquire, at such price and generally on such terms and conditions as they think fit;


      (4) pay for any property, rights or privileges acquired by, or services rendered to the Company either wholly or partially in cash or in shares (fully paid-up or otherwise), bonds, debentures or other securities of the Company;


      (5) subject to the Act, secure the fulfillment of any contracts or engagements entered into by the Company by mortgaging or charging all or any of the property of the Company and its unpaid capital for the time being, or in such other manner as they think fit;

      (6) appoint, remove or suspend at their discretion such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as they from time to time think fit, and determine their powers and duties and fix their salaries or emoluments and require security in such instances and to such amounts as they think fit;


      (7) appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, execute and do all such deeds and things as may be required in relation to such trust, and provide of the remuneration of such trustee or trustees;


      (8) institute, conduct, defend, compound or abandon any legal proceedings by and against the Company, its directors or its officers or otherwise concerning the affairs of the Company, and also compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company;


      (9) refer any claims or demands by or against the Company to arbitration and observe and perform the awards;


      (10) make and give receipts, releases and other discharges for amounts payable to the Company and for claims and demands of the Company;


      (11) determine who may exercise the borrowing powers of the Company and sign on the Company's behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecations, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents;


      (12) provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular appoint any person to be the attorney or agent of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;


      (13) invest and deal with any funds of the Company in such securities and in such manner as they think fit; and vary or realize such investments;


      (14) subject to the Act, execute in the name and on behalf of the Company in favour of any director or other person who may incur or be about to incur any personal liability for the benefit of the Company such mortgages of the Company's property, present and future, as they think fit;

      (15) give any officer or employee of the Company a commission on the profits of any particular business or transaction or a share in the general profits of the Company;


      (16) set aside out of the profits of the Company before declaring any dividend such amounts as they think proper as a reserve fund to meet contingencies or provide for dividends, depreciation, repairing, improving and maintaining any of the property of the Company and such other purposes as the directors may in their absolute discretion think in the interests of the Company; and invest such amounts in such investments as they think fit, and deal with and vary such investments, and dispose of all or any part of them for the benefit of special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company without being bound to keep them separate from the other assets;


      (17) make, vary and repeal rules respecting the business of the Company, its officers and employees, the shareholders of the Company or any section or class of them;


      (18) enter into all such negotiations and contracts, rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company;


      (19) provide for the management of the affairs of the Company in such manner as they think fit.


                                   SOLICITORS

78. The Company may employ or retain solicitors any of whom may, at the request or on the instruction of the directors, the Chairman or the President, attend meetings of the directors or shareholders, whether or not the solicitor is a shareholder or a director of the Company. A solicitor who is also a director may nevertheless charge for services rendered to the Company as a solicitor.



                                    THE SEAL

79. The directors shall arrange for the safe custody of the common seal of the Company (the "Seal"). The Seal may be affixed to any instrument in the presence of and contemporaneously with the attesting signature of (i) any director or officer acting within such person's authority or (ii) any person under the authority of a resolution of the directors or a committee thereof. For the purpose of certifying documents or proceedings the Seal may be affixed by any director or the President, a vice-president, the Secretary, an assistant secretary or any other officer of the Company without the authorization of a resolution of the directors.


80. The Company may have facsimiles of the Seal which may be used interchangeably with the Seal.


81. The Company may have for use at any place outside the Province of Nova Scotia, as to all matters to which the corporate existence and capacity of the Company extends, an official seal that is a facsimile of the Seal of the Company with the addition on its face of the name of the place where it is to be used; and the Company may by writing under its Seal authorize any person to affix such official seal at such place to any document to which the Company is a party.


                                   DIVIDENDS

82. The directors may from time to time declare such dividend as they deem proper upon shares of the Company according to the rights and restrictions attached to any class or series of shares, and may determine the date upon which such dividend will be payable.


83. No dividends shall be payable except out of the profits, retained earnings or contributed surplus of the Company and no interest shall be payable on any dividend except insofar as the rights attached to any class or series of shares provide otherwise.


84. The declaration of the directors as to the amount of the profits, retained earnings or contributed surplus of the Company shall be conclusive.


85. The directors may from time to time pay to the shareholders such interim dividends as in their judgment the position of the Company justifies.


86. The directors may declare that a dividend be paid by the distribution of cash, paid-up shares (at par or at a premium), debentures, bonds or other securities of the Company or of any other company or any other specific assets held or to be acquired by the Company or in any one or more of such ways.


87. The directors may settle any difficulty that may arise in regard to the distribution of a dividend as they think expedient, and in particular, without restricting the generality of the foregoing, may issue fractional certificates, may fix the value for distribution of any specific assets, may determine that cash payments will be made to any shareholders upon the footing of the value so fixed or that fractions may be disregarded in order to adjust the rights of all parties, and may vest cash or specific assets in trustees upon such trusts for the persons entitled to the dividend as may seem expedient to the directors.


88. Unless otherwise determined by the directors, any dividend may be paid by a cheque or warrant delivered to or sent through to post to the registered address of the member entitled. Every cheque or warrant delivered or sent shall be made payable to the order of the person to whom it is delivered or sent. The mailing or other transmission to a shareholder at the shareholder's registered address of a cheque payable to the order of the person to whom it is addressed for the amount of any dividend payable in cash after the deduction of any tax which the Company has properly withheld, shall discharge the Company's liability for the dividend unless the cheque is not paid on due presentation. If any cheque for a dividend payable in cash is not received, the Company shall issue to the shareholder a replacement cheque for the same amount on such terms as to indemnity and evidence of non-receipt as the shareholders may impose. No shareholder may recover by action or other legal process against the Company any dividend represented by a cheque that has not been duly presented to a banker of the Company for payment or that otherwise remains unclaimed for 6 years from the date on which it was payable.


                                  ACCOUNTS

89. The directors shall cause proper books of account to be kept of the amounts received and expended by the Company, the matters in respect of which such receipts and expenditures take place, all sales and purchases of goods by the Company, and the assets, credits and liabilities of the Company.


90. The books of account shall be kept at the head office of the Company or at such other place or places as the directors may direct.


91. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the accounts and books of the Company or any of them shall be open to inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the directors or a resolution of the shareholders.


92. At the ordinary general meeting in every year the directors shall lay before the Company such financial statements and reports in connection therewith as may be required by the Act or other applicable statute or regulation thereunder and shall distribute copies thereof at such times and to such persons as may be required by statute or regulation.

                               AUDITORS AND AUDIT

93. Except in respect of a financial year for which the Company is exempt pursuant to Section 118 of the Act, the Company shall at each ordinary general meeting appoint an auditor or auditors to hold office until the next ordinary general meeting. If at any general meeting at which the appointment of an auditor or auditors is to take place and no such appointment takes place, or if no ordinary general meeting is held in any year or period of years, the directors, unless the Company is exempt from so doing, shall appoint an auditor or auditors to hold office until the next ordinary general meeting.


94. The first auditors of the Company may be appointed by the directors at any time before the first ordinary general meeting and the auditors so appointed shall hold office until such meeting unless previously removed by a resolution of the shareholders, in which event the shareholders may appoint auditors.


95. The directors may fill any casual vacancy in the office of the auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act.


96. The Company may appoint as auditor any person, including a shareholder, not disqualified by statute.


97. An auditor may be removed or replaced in the circumstances and in the manner specified in the Act.


98. The remuneration of the auditors shall be fixed by the shareholders, or by the directors pursuant to authorization given by the shareholders, except that the remuneration of an auditor appointed to fill a casual vacancy may be fixed by the directors.


99. The auditors, if any, shall conduct such audit as may be required by the Act and their report, if any, shall be dealt with by the Company as required by the Act.



                                   NOTICES

100. A notice (including any communication or document) shall be sufficiently given, delivered or served by the Company upon a shareholder, director, officer or auditor by personal delivery at such person's registered address (or, in the case of a director, officer or auditor, last known address) or by prepaid mail, telegraph, telex, facsimile machine or other electronic means of communication addressed to such person at such address.

101. Shareholders having no registered address shall not be entitled to receive notice.


102. Any notice sent by mail shall be deemed to be given, delivered or served on the earlier of actual receipt and the third business day following that upon which it is mailed, and in proving such service it shall be sufficient to prove that the notice was properly addressed and mailed with the postage prepaid thereon. Any notice given by electronic means of communication shall be deemed to be given when entered into the appropriate transmitting device for transmission. A certificate in writing signed on behalf of the Company that the notice was so addressed and mailed or transmitted shall be conclusive evidence thereof.


103. Any notice may bear the name or signature, manual or reproduced, of the person giving the notice written or printed.


104. When a given number of days' notice or notice extending over any other period is required to be given, the day of service and the day upon which notice expires shall not, unless it is otherwise provided, be counted in such number of days or other period.


                                   INDEMNITY

105. Every director, proxyholder, other shareholder representative or officer, former director, proxyholder, other shareholder representative or officer, or person who acts or acted at the Company's request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses, including an amount paid to settle and action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director, proxyholder, other shareholder representative or officer of the Company or such body corporate, partnership or other association, whether the Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the shareholders over all other claims.


106. No director, proxyholder, other shareholder representative or officer, former director, proxyholder, other shareholder representative or officer, or person who acts or acted at the Company's request, as a director or officer of the

       Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.



                                  REMINDERS

107. The shareholders shall comply with the following provisions of the Act or the Corporations Registration Act (Nova Scotia) where indicated:

       (1) Keep a current register of shareholders (Section 42);

       (2) Keep a current register of directors, officers and managers, send to the Registrar a copy thereof and notice of all changes therein (Section 98);

       (3) Keep a current register of holders of bonds, debentures and other securities (Section 111 and Third Schedule);

       (4) Send notice to the Registrar of any redemption or purchase of preference shares (Section 50);

       (5) Send notice to the Registrar of any consolidation, division, conversion or reconversion of the share capital or stock of the Company (Section 53);

       (6) Send notice to the Registrar of any increase of capital (Section 55);

       (7) Call a general meeting every year within the proper time (Section
           83). Meetings must be held no later than 15 months after the preceding general meeting;

       (8) Send to the Registrar copies of all special resolutions (Section 88);

       (9) When shares are issued for a consideration other than cash, file a copy of the contract with the Registrar on or before the date on which the shares are issued (Section 109);


       (10) Send to the Registrar notice of the address of the Company's registered Office and of all changes in such address (Section 79);


       (11) Keep proper minutes of all shareholders' meetings and directors' meetings in the Company's minute book kept at the Company's registered Office (Sections 89 and 90);


       (12) Obtain a certificate under the Corporations Registration Act (Nova Scotia) as soon as business is commenced; and


       (13) Send notice of recognized agent to the Registrar under the Corporations Registration Act (Nova Scotia).


Name, Address, and Description of Subscriber(s)        No. of Shares Taken
--------------------------------------------------------------------------
Harvey E. Clarke                                        One (1) common
400-1791 Barrington Street                              share without
Halifax, NS B3J 2N7                                     nominal or par value
Barrister
HAYLEYE, CLARKE


Dated this 24th day of September, 1996.



Witness to the above signature(s):  DARIUS L. BENNETT
                                    -----------------
                                    Darius L. Bennett

     Pursuant to subsection 134(4) of the Companies Act (Nova Scotia), R.S.N.S. 1989, c. 81, I hereby certify that the foregoing is a true copy of the Amalgamation Agreement between 3001422 Nova Scotia Company and Arrow Moulded Plastics of Canada Limited, dated the 25th day of September, 1996, which was submitted to a Special General Meeting of the Shareholders of 3001422 Nova Scotia Company called for that purpose and held on the 25th day of September, 1996, all the Shareholders being present, either in person or by proxy, and was unanimously approved at the Meeting.



     DATED at the City of Auburn Hills, in the State of Michigan, one of the United States of America, this 25th day of September, 1996.



                         3001422 NOVA SCOTIA COMPANY

                         Per: Richard J. Nash
                              --------------------------
                              Richard J. Nash, President

 Neal S. Newman
 Neal Stephen Newman, a Commissioner,
 etc., Province of Ontario, while
 a Student-at-Law.
 Expires August 30, 1999.

     Pursuant to subsection 134(4) of the Companies Act (Nova Scotia), R.S.N.S. 1989, c. 81, I hereby certify that the foregoing is a true copy of the Amalgamation Agreement between 3001422 Nova Scotia Company and Arrow Moulded Plastics of Canada Limited, dated the 25th day of September, 1996, which was submitted to a Special General Meeting of the Shareholders of Arrow Moulded Plastics of Canada Limited called for that purpose and held on the 25th day of September, 1996, all the Shareholders being present, either in person or by proxy, and was unanimously approved at the Meeting.



     DATED at the City of Auburn Hills, in the State of Michigan, one of the United States of America, this 25th day of September, 1996.


                                          ARROW MOULDED PLASTICS OF
                                               CANADA LIMITED


                                          Per: Richard J. Nash
                                              --------------------------
                                              Richard J. Nash, President

 Neal S. Newman
 Neal Stephen Newman, a Commissioner,
 etc., Province of Ontario, while
 a Student-at-Law.
 Expires August 30, 1999.